UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2007

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32616	98-0381367
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone, Yang Ling, People's Republic of China 712100
(Address of Principal Executive Offices

86-29-87074957
(Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 6, 2006, Bodisen Biotech, Inc. (the “Company”) received a notice from the American Stock Exchange LLC (the “Amex”) that the Amex has determined that the Company is not in compliance with certain continued listing standards. Specifically, the Amex cited the Company’s failure to comply with Sections 132(a), 132(e) and 403 of the Amex Company Guide.

The Amex invited the Company to submit a plan (the “plan”) setting forth actions that the Company has taken, or will take, to bring it into compliance with Amex continued listing standards. On November 21, 2006, the Company timely submitted such a plan to the Amex and the Company has provided the Amex subsequent updates.

On January 4, 2007, the Company received a letter from the Amex indicating that the Amex has determined that the Company has made a reasonable demonstration of its ability to regain compliance with the continued listing standards by the end of the plan period. The Amex has determined that the plan period will end no later than the timely filing of the Company’s Form 10-K for the period ended December 31, 2006, or April 17, 2007 (the “Plan Period End Date”). Accordingly, the Company’s securities will continue to be listed on the Amex during this period pursuant to an extension.

Concurrent with the filing of this Form 8-K, the Company is distributing a press release announcing the Amex’s determination. The press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.   Description

99.1    Press Release dated January 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BODISEN BIOTECH, INC.
(Registrant)

Date: January 5, 2007	/s/ Bo Chen
Bo Chen
Chairman, Chief Executive Officer and President